POWER OF ATTORNEY

Dimitrios Christacopoulos

KNOW ALL BY THESE PRESENTS, THAT the undersigned Dimitrios Christacopoulos (the “Filer”) hereby constitutes and appoints Foteini Eleni Kokoretsi, In-House Lawyer, at Capital Clean Energy Carriers Corp. (the “Corporation”), the Filer’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the Filer, in the Filer’s capacity as an officer or director or both of the Corporation, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and any Form 144 under the Securities Act of 1933, as amended;
(2)
do and perform any and all acts for and on behalf of the Filer that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form 144, complete and execute any amendments thereto, and timely file such form with the Securities and Exchange Commission (the “SEC”) and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the Filer to file the Forms 3, 4, 5 or Form 144 with the SEC;
(3)
seek or obtain, as the Filer’s representative and on the Filer’s behalf, information on transactions in the Corporation’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the Filer hereby authorizes any such person to release any such information to the attorney-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and
(4)
take any other action in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the Filer, it being understood that the documents executed by the attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as the attorney-in-fact may approve in her discretion.

The Filer hereby grants severally to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The Filer acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request and on the behalf of the Filer, is not assuming, nor is the Corporation assuming, any of the Filer’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16(a) of the Exchange Act.

The Filer agrees that the attorney-in-fact herein and account administrator may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact. The Filer also agrees to indemnify and hold harmless the attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse the attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the Filer is no longer required to file Forms 3, 4, 5 and Form 144 with respect to the Filer’s holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the Filer in a signed writing delivered to the attorney-in-fact appointed pursuant to this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of March, 2026.

/s/ Dimitrios Christacopoulos
Name: Dimitrios Christacopoulos